UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 25, 2008

Date of Report (date of Earliest Event Reported)

MORTLOCK VENTURES INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

8105 Irvine Center Drive, Suite 800, Irvine, CA 92618

(Address of principal executive offices and zip code)

(604) 324-1955

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors: Appointment of

Principal Officers

On March 25, 2008, Mortlock Ventures Inc. (the “Company”) announced the appointment of Mr. George Alvarez as member of the Company’s Board of Directors.

As Co-Managing Director and Founder of Trussnet USA, Inc., Mr. Alvarez has over twenty years of Telecommunication and construction experience. Prior to becoming Co-Founder of TrussGroup in 1993, Mr. Alvarez was Co-Founder, President, Chief Operating Officer and a Director of VelociTel, Inc., VelociTel, LLC and their predecessor companies (a telecommunications architecture, engineering and construction company)until 2001. In this capacity, Mr. Alvarez was involved with the network design and build-out of over 20,000 wireless facilities in the United States and abroad. In 1993 Mr. Alvarez helped TrussGroup in its beginnings. A licensed contractor in the State of Arizona, Mr. Alvarez's experience in Engineering has served as a catalyst to on-time and under budget delivery of development and construction projects worldwide. Mr. Alvarez graduated with Honors from Airco Technical University, in Fullerton, California, earned his A.A. Degree from Orange Coast College in Costa Mesa, California.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTLOCK VENTURES INC.

Date: March 25, 2008	By:	/s/ Mic hael Laidlaw

	Name:	Michael Laidlaw
	Title:	President